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                                                         EXHIBIT 12.1

              CENTRAL POWER AND LIGHT COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1994
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                            $203,378

Adjustments:
  Federal income taxes                                        36,551
  Provision for deferred Federal income taxes                 41,437
  Deferred investment tax credits                             (5,789)
  Other income and deductions                                    867
  Allowance for borrowed and equity funds
    used during construction                                   3,648
  Mirror CWIP amortization                                    69,925

        Earnings                                            $350,017


Fixed Charges:
  Interest on long-term debt                                $109,935
  Interest on short-term debt and other                       12,221

        Fixed Charges                                       $122,156


Ratio of Earnings to Fixed Charges                              2.87